Exhibit 99.1

FOR RELEASE WEDNESDAY, OCTOBER 25, 2000
---------------------------------------


                   AT&T TO CREATE FAMILY OF FOUR NEW COMPANIES

                 COMPANY TO OFFER TO EXCHANGE AT&T COMMON STOCK
                             FOR AT&T WIRELESS STOCK

                   AT&T WIRELESS TO BECOME INDEPENDENT COMPANY

                     CONSUMER, BUSINESS AND BROADBAND UNITS
                           TO BECOME PUBLIC COMPANIES

                      AT&T BOARD TO REVIEW DIVIDEND POLICY

NEW YORK -- AT&T today announced plans to create a family of four new companies, each operating under the "AT&T" brand, committed to uniform standards of quality and continuing to bundle each other's services through inter-company agreements.

      Under the company's restructuring plan, which it expects to complete in 2002, each of its major units will become a publicly-held company, trading as a common stock or a tracking stock. AT&T shareowners ultimately would own stock in four businesses, each a leader in its industry.

      AT&T Wireless is one of the fastest-growing wireless companies in the United States. AT&T Broadband is the largest cable TV and broadband services company. AT&T Business is the leading enterprise communications and networking company. And AT&T Consumer is the premiere consumer communications and marketing company.

      Upon completion of the company's plan, AT&T Wireless and AT&T Broadband will be represented by independent, asset-based common stocks. AT&T Consumer will be represented by a tracking stock of AT&T. AT&T's principal unit will be AT&T Business. Each of the four companies will be individually accountable to customers, investors, employees and other constituencies who will be able to evaluate their performance against comparable companies.

                                     -more-

      "This is a pivotal event in the transformation of AT&T we began three years ago," said AT&T Chairman and CEO C. Michael Armstrong. "It creates a family of four national service providers that will be even better equipped to bring American families and businesses a new generation of broadband communications and information services.

       "We're combining the power of a common vision with the focus and flexibility of separate companies," said Armstrong. "Each of these new companies will move faster in meeting customer needs, but they'll serve them under one of the world's most recognized and respected brands and they'll still be able to offer bundled services through inter-company agreements. Their employees will have better career opportunities and be even more highly motivated because they'll be working for industry-leading companies that don't have to compete internally for capital or attention. Shareowners should get the full value of their investment because investors will be better able to evaluate the financial performance of each AT&T company and compare it to its competitors."

      Armstrong stressed that the new companies will continue to collaborate. AT&T Business, for example, will continue to bundle the Wireless company's services into its offers for business customers. AT&T Business will continue to use AT&T Broadband's cable systems in serving some customers. The Wireless, Broadband and Consumer companies will purchase network services from AT&T Business under competitive, long-term commercial contracts.

      AT&T's Board of Directors unanimously approved the plan in a series of meetings through the first half of the week. Next, the Board will establish a capital structure and dividend policy appropriate to each of the new companies. Among the factors the Board will consider are each company's financial performance, the dividend policies and capital structures of comparable companies, and each company's on-going capital needs. AT&T Consumer, for example, is expected to allocate a greater portion of its earnings to dividends, while the other businesses can create greater shareowner value by reinvesting more of their profits.

      The Board plans to complete its review of dividend policies before the end of the year. However, the company expects that the four new companies' combined dividend will be substantially less than AT&T's current dividend. Anticipating that framework, the Board intends to adopt a corresponding dividend policy for AT&T beginning in the fourth quarter of 2000.

Restructuring Plan
------------------

      In the first phase of its restructuring plan, the company intends to offer AT&T shareowners the opportunity to exchange their AT&T Common Stock for AT&T Wireless tracking stock at approximate market prices. About fifteen percent of the economic interest in AWE is already in public hands. The company said it plans to offer AT&T shareowners the opportunity to exchange at least $10 billion of its economic interest in AWE for their AT&T shares, subject to market and other conditions.

                                     -more-

      AT&T will file its exchange proposal with the Securities and Exchange Commission in the fourth quarter of 2000 and expects to implement the plan as soon as possible afterwards. Following the exchange offer and any additional sale, adjustment or other disposition, the company plans to distribute its remaining interest in AT&T Wireless to AT&T shareowners later in 2001. Both the distribution and the exchange offer are expected to be tax-free to U.S. shareowners.

      The company also said that it would seek any necessary tax, regulatory and other approvals to convert the AWE tracking stock into an asset-based AT&T Wireless common stock and to distribute it to shareowners. As a separate company, AT&T Wireless will be better able to raise capital on its own, attract and retain employees and use its stock as a currency in acquiring, partnering or engaging in other transactions with other companies. AT&T expects AT&T Wireless to be an independent, publicly-held company in the summer of 2001.

      Further, AT&T plans to create a new consumer communications and marketing company around its existing residential long distance and WorldNet Internet access businesses. AT&T said it would create a new class of stock to track the Consumer company's performance. It currently plans to distribute 100 percent of the tracking stock to AT&T shareowners in the third quarter of 2001.

      As a separate company, AT&T Consumer plans to explore new growth opportunities. For example, it could use a portion of its cash flow to invest in technologies, such as Digital Subscriber Loops (DSL), to provide "any distance" broadband communications and Internet services.

      AT&T also announced that, depending on market conditions, it plans to conduct an initial public offering (IPO) for stock that will track the performance of its Broadband unit during the summer of 2001. AT&T Broadband is the country's leading provider of broadband services, including multi-channel video, pay-TV, high-speed Internet access, and communications. It will assume AT&T's ownership interest in Excite@Home in connection with its public offering. Excite@Home is the country's leading provider of high-speed Internet access service.

      The company plans to recapitalize the Broadband tracking stock to an asset-based common stock within 12 months of the IPO. It will then simultaneously separate the rest of the company from its Broadband unit, creating two independent, publicly-traded companies.

            When all four companies have been established, AT&T's principal unit will be AT&T Business, which provides enterprise communications and networking. The company will trade on the New York Stock Exchange under the familiar "T" symbol. It will also be the legal owner of the AT&T brand, which it will license to the other companies. It will be the parent company of the AT&T Consumer business and will be the issuer of the AT&T Consumer tracking stock. AT&T will include the AT&T Network and AT&T Labs, which will serve other AT&T-branded companies as well as other companies under commercial contracts. AT&T will also continue to hold a 50 percent interest in Concert, its international communications services joint venture with BT.

                                     -more-

      All four companies will generally have exclusive licenses to use the "AT&T" brand within their respective markets and, under the terms of the license, they will commit to pre-determined service quality standards and conform to common customer relationship policies on such issues as privacy.

Four AT&T Companies
-------------------

      Armstrong said the company's plan will not only give greater visibility to the market value of each of AT&T's individual businesses but will free them to be more responsive to their specific markets and move more quickly to seize growth opportunities. Establishing AT&T Wireless as an asset-based stock company, for example, will enable it to raise more capital than it could as part of AT&T and give it greater strategic flexibility.

      "We transformed a patchwork of local analog cellular systems into a nationwide digital service that redefined the wireless industry," Armstrong said. "Since established as a tracking stock, AT&T Wireless has exceeded every performance target, with record operating results in the last two quarters. They had revenue of $9.6 billion over the last 12 months. Now they'll be able to move as quickly as they need to in an industry that is exploding with opportunity."

      The consumer services company, to be known as AT&T Consumer, posted over $19 billion in revenue over the last 12 months and had earnings before interest, taxes, depreciation and amortization (EBITDA) of more than $8 billion. It is the leading provider of pre-paid calling cards with distribution through more than 60,000 retail outlets. AT&T Consumer entered the local service market in Texas and New York and already has 950,000 "any distance" customers. Its WorldNet service is one of the leading providers of residential dial-up Internet access with over 1.3 million subscribers.

      As a tracking stock, AT&T Consumer will be able to use its cash flow in growing these businesses and investing in new initiatives. The new company will have an exclusive license to use the "AT&T" brand for standalone residential long distance and dial-up Internet access service.

      "Our consumer unit has about 60 million long distance customers," said Armstrong. "As a separate company, they will be able to build on those relationships in ways that would have been difficult or redundant within the current AT&T structure. They will set their own priorities and be able to use more of the capital they generate to fund them."

      Armstrong said that the restructuring plan will allow AT&T management to give increased operational focus to its Business and Broadband units. AT&T Business' data and IP revenue grew more than 20 percent in the third quarter, but voice long distance revenue continued to decline industry-wide at a faster rate than previously estimated. Overall, AT&T Business generated more than $28 billion in revenue over the last 12 months. AT&T Broadband produced revenue of $9.3 billion in the same period. It continues to meet aggressive targets for installing new cable services, with a revenue increase of nearly 11 percent in the third quarter, and is expected to hit its full stride in 2001.

                                       -more-

      "Over the past year and a half," Armstrong said, "we transformed a collection of scattered cable TV systems into a tightly clustered, technologically advanced broadband services platform, delivering AT&T-branded video, voice and data services to millions of American families. Similarly, three years ago, our business long distance division sold primarily voice services over a circuit-switched network. Today, nearly a third of their revenue is in data and IP services. And they've signed more than $12 billion in outsourcing and network management contracts with some of the most sophisticated companies in the world."

      The company hopes to complete all transactions in 2002, following any requisite shareowner votes in 2001 and necessary regulatory reviews and tax rulings.

      Armstrong, 62, continues as AT&T's Chairman and CEO. He said that the company's Board of Directors would name CEO's for the new AT&T Consumer, AT&T Broadband and AT&T Business companies at the appropriate time. Robert M. Aquilina, 45, and Howard E. McNally, 47, are currently co-presidents of AT&T's Consumer Services unit. Daniel E. Somers, 51, is president of its Broadband unit; and Richard R. Roscitt, 48, president of its Business Services unit.

      John D. Zeglis, 53, will remain Chairman and CEO of AT&T Wireless; Mohan Gyani, 48, will remain as President and Chief Operating Officer.

      AT&T, which currently has about 160,000 employees, said that it does not expect significant downsizing to result from its plans although it reiterated that each company will continue to size its operations to be as competitive as possible. Any employees whose jobs are eliminated will have access to job opportunities across all of the new AT&T companies, as well as a full range of assistance including job counseling.

      AT&T recognizes the importance of its relationship with debt investors. The proceeds from the repayment of inter-company obligations due to AT&T by AT&T Wireless, as well as funds from the AT&T Broadband tracking stock initial public offering, will be used to retire short-term debt. The company will reapportion its remaining debt, in a manner to be determined, between AT&T Business (including the AT&T Consumer tracking stock) and AT&T Broadband. The company currently expects that existing TCI and MediaOne debt will remain with AT&T Broadband; AT&T's term debt, with AT&T Business. Meanwhile, AT&T intends to increase its credit facility by approximately $15 billion. AT&T will work with the credit rating agencies to obtain strong ratings for the new companies.

      Financial details of transactions will be released, in accordance with securities regulations, as they become available. All of these transactions are expected to be tax-free to U.S. shareowners.

      Certain aspects of the transactions will require regulatory and other approvals and other aspects will be subject to market conditions or other financial considerations. While AT&T is confident of its ability to resolve any issues that arise, there can be no guarantee that the restructuring plan will be implemented or that changes in the plan will not be made.

                                     -more-

      The investment banking firms of Credit Suisse First Boston and Goldman, Sachs & Co., as well as the law firm of Wachtell Lipton Rosen & Katz, are serving as advisors to AT&T. Salomon Smith Barney is a co-advisor to AT&T in connection with AT&T Consumer. Merrill Lynch & Company is advising AT&T in connection with certain AT&T Wireless matters.

      The foregoing are "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.

      In connection with these transactions, AT&T will be filing proxy statements, tender offer statements and other materials with the Securities and Exchange Commission. Security holders are urged to read these materials when they become available because they will contain important information. Investors and security holders may obtain a free copy of these materials when they become available as well as other materials filed with the Securities and Exchange Commission concerning AT&T at the Securities and Exchange Commission's website at http://www.sec.gov. In addition, these materials and other documents may be obtained for free from AT&T by directing a request to AT&T at 295 North Maple Drive, Basking Ridge, NJ 07920; Attn: Investor Relations.

      AT&T and its officers and directors may be deemed to be participants in the solicitation of proxies from AT&T's shareholders with respect to these transactions. Information regarding such officers and directors is included in AT&T's proxy statement for its 2000 annual meeting of stockholders filed with the Securities and Exchange Commission on March 27, 2000. This document is available free of charge at the SEC's internet site or from AT&T as described above.

                                    # # #